News Release

Media Contact: Jennifer Garber
24-Hour: 800.559.3853

Analyst Contact: Jack Sullivan
Office: 980.373.3564

Feb. 10, 2022

Duke Energy reports fourth-quarter and full-year 2021 financial results
▪2021 reported EPS of $4.94 and adjusted EPS of $5.24, closing year above the midpoint of updated guidance range
▪Strong results driven by constructive rate case outcomes and continued customer growth in electric and gas segments
▪Five-year capital plan increases to $63 billion with over 80% funding investments in the grid and clean energy transition
▪Established 2022 adjusted EPS guidance range of $5.30 to $5.60, and extended long-term adjusted EPS growth rate of 5% to 7% through 2026, off 2021 original midpoint of $5.15
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced 2021 full-year reported EPS of $4.94, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $5.24. This is compared to reported and adjusted EPS of $1.72 and $5.12, respectively, for the full-year 2020.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. The difference between full-year 2021 reported and adjusted EPS was primarily due to an impairment charge related to the South Carolina Supreme Court decision on coal ash and insurance proceeds, as well as workplace and workforce realignment costs.
Higher full-year 2021 adjusted results were primarily driven by rate case contributions and higher volumes in the Electric Utilities Infrastructure segment, complemented by growth and rate case contributions in the Gas Utilities and Infrastructure segment. These items were partially offset by higher O&M, the loss of ACP earnings, Texas Storm Uri, fewer Commercial Renewable projects placed in service and share dilution.
“The fourth quarter capped a strong finish to an exceptionally productive 2021, where we made great progress against our strategic and financial goals,” said Lynn Good, Duke Energy chair, president and chief executive officer.
“We’re leading the industry’s largest clean energy transformation with more than 80% of our $63 billion capital plan funding investments in grid modernization and zero or lower-carbon emitting generation. These investments position us to earn solidly within our 5% to 7% EPS growth range throughout our five-year plan.”

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“We also remain focused on ensuring reliable and affordable energy during this transition - delivering value to customers and shareholders in the years ahead."
Quarterly results
Duke Energy's fourth quarter 2021 reported EPS was $0.93, compared to reported loss per share of $0.12 for the fourth quarter of 2020. Duke Energy's fourth quarter 2021 adjusted EPS was $0.94, compared to $1.03 for the fourth quarter of 2020. Lower adjusted results for the quarter compared to last year were driven by mild weather, fewer renewable projects placed in service and share dilution, partially offset by lower income tax expense.
In addition to the following summary of fourth quarter 2021 business segment performance, comprehensive tables with detailed EPS drivers for the fourth quarter and full-year 2021 compared to prior year are provided at the end of this news release.
The discussion below of fourth-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized fourth quarter 2021 segment income of $670 million, compared to segment loss of $170 million in the fourth quarter of 2020. Fourth quarter 2020 reported earnings included impacts of the coal ash settlement in North Carolina for Duke Energy Carolinas and Duke Energy Progress.
On an adjusted basis, Electric Utilities and Infrastructure recognized fourth quarter 2021 and fourth quarter 2020 segment income of $675 million. Flat quarterly results, excluding share dilution of $0.03, were primarily driven by lower income tax expense (+$0.06 per share) and lower depreciation and amortization (+$0.03 per share), partially offset by mild weather (-$0.08 per share).
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized fourth quarter 2021 segment income of $137 million, compared to $134 million in the fourth quarter of 2020. In addition to the 2021 drivers outlined below, fourth quarter 2020 results included costs related to the cancellation of ACP.
On an adjusted basis, Gas Utilities and Infrastructure recognized fourth quarter 2021 segment income of $137 million, compared to $150 million in the fourth quarter of 2020, a decrease of $0.02 per share, excluding share dilution of $0.02. Lower quarterly results were driven by higher O&M (-$0.02 per share) and higher depreciation and amortization (-$0.02 per share), offset by rate case contributions (+$0.03 per share).

Duke Energy News Release     3

Commercial Renewables
On a reported and adjusted basis, Commercial Renewables recognized fourth quarter 2021 segment income of $49 million, compared to $79 million in the fourth quarter of 2020. This represents a decrease of $0.04 per share, excluding share dilution of $0.01. Lower quarterly results were primarily driven by fewer renewable projects placed in service.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported basis, Other recognized a fourth quarter 2021 net loss of $131 million, compared to a net loss of $127 million in the fourth quarter of 2020. In addition to the drivers outlined below, fourth quarter 2021 results include workplace and workforce realignment costs.
On an adjusted basis, Other recognized a fourth quarter 2021 net loss of $125 million, compared to a net loss of $127 million in the fourth quarter of 2020, an increase of $0.01 per share, excluding share dilution. Quarterly results were primarily due to lower income tax expense, partially offset by higher contributions to the Duke Energy Foundation.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the fourth quarter of 2021 was (2.8)% compared to 50.8% in the fourth quarter of 2020. The decrease in the effective tax rate was primarily due to charges as part of the coal ash settlement in North Carolina for Duke Energy Carolinas and Duke Energy Progress in the prior year.

The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items for the fourth quarter of 2021 was (2.4%) compared to the effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items of 11.1% in the fourth quarter of 2020. The decrease was primarily due to tax optimization and an increase in the amortization of excess deferred taxes.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the effective tax rate including noncontrolling interests and preferred dividends and excluding special items.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss fourth-quarter 2021 financial results. The conference call will be hosted by Lynn Good, chair, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors section (duke-energy.com/investors) of Duke Energy’s website or by dialing 800.458.4121 in the United States or 323.794.2093 outside the United States. The confirmation code is 9510910. Please call in 10 to 15 minutes prior to the scheduled start time.

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A replay of the conference call will be available until 1 p.m. ET, Feb. 20, 2022, by calling 888.203.1112 in the United States or 719.457.0820 outside the United States and using the code 9510910. An audio replay and transcript will also be available by accessing the investors section of the company’s website.
Special Items and Non-GAAP Reconciliation
The following tables present a reconciliation of GAAP reported to adjusted earnings per share for fourth-quarter and full-year 2021 and 2020 financial results:

(In millions, except per share amounts)	After-Tax Amount	4Q 2021 EPS	4Q 2020 EPS
EPS, as reported		$0.93	$(0.12)
Adjustments to reported EPS:
Fourth Quarter 2021
Workplace and workforce realignment	$6	$0.01
Regulatory settlements	5	0.01
Discontinued operations	(7)	(0.01)
Fourth Quarter 2020
Regulatory settlements	$845		1.14
Gas pipeline investments	16		0.02
Discontinued operations	(7)		(0.01)
Total adjustments		$0.01	$1.15
EPS, adjusted		$0.94	$1.03

(In millions, except per share amounts)	After-Tax Amount	Full-Year 2021 EPS	Full-Year 2020 EPS
EPS, as reported		$4.94	$1.72
Adjustments to reported EPS:
Full-Year 2021
Workplace and workforce realignment	$148	$0.20
Regulatory settlements	69	0.09
Gas pipeline investments	15	0.02
Discontinued operations	(7)	(0.01)
Full-Year 2020
Gas pipeline investments	$1,711		2.32
Regulatory settlements	872		1.19
Severance	(75)		(0.10)
Discontinued operations	(7)		(0.01)
Total adjustments		$0.30	$3.40
EPS, adjusted		$5.24	$5.12

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Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and per share amounts, adjusted for the dollar and per share impact of special items. The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items is calculated using pretax earnings and income tax expense, both as adjusted for the impact of noncontrolling interests, preferred dividends and special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:
•Workplace and workforce realignment represents costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment.
•Regulatory settlements represents an impairment charge related to the South Carolina Supreme Court decision on coal ash, insurance proceeds and Duke Energy Carolinas and Duke Energy Progress coal ash settlement and the partial settlements in the 2019 North Carolina rate cases.
•Gas pipeline investments represents costs related to the cancellation of the ACP investment and additional exit obligations.
•Severance represents the reversal of 2018 Severance charges, which were deferred as a result of a partial settlement in the Duke Energy Carolinas and Duke Energy Progress 2019 North Carolina rate cases.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).

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Management evaluates segment performance based on segment income (loss) and other net loss. Segment income (loss) is defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income (loss) includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income (loss) as a measure of historical and anticipated future segment performance. Adjusted segment income (loss) is a non-GAAP financial measure, as it is based upon segment income (loss) adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income (loss) provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income (loss) and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America's largest energy holding companies. Its electric utilities serve 8.2 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 51,000 megawatts of energy capacity. Its natural gas unit serves 1.6 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The company employs 28,000 people.
Duke Energy is executing an aggressive clean energy strategy to create a smarter energy future for its customers and communities - with goals of at least a 50% carbon reduction by 2030 and net-zero carbon emissions by 2050. The company is also a top U.S. renewable energy provider, on track to own or purchase 16,000 megawatts of renewable energy capacity by 2025. The company also is investing in major electric grid upgrades and expanded battery storage, and exploring zero-emitting power generation technologies such as hydrogen and advanced nuclear.
Duke Energy was named to Fortune’s 2022 “World’s Most Admired Companies” list and Forbes’ “America’s Best Employers” list. More information about the company is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos and videos. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

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Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The impact of the COVID-19 pandemic;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;
◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;
◦Advancements in technology;
◦Additional competition in electric and natural gas markets and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing investor, customer and other stakeholder expectations and demands including heightened emphasis on environmental, social and governance concerns;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

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◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation mix, and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;
◦The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;
◦The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or equity method investment carrying values;
◦Asset or business acquisitions and dispositions, including our ability to successfully consummate the second closing of the minority investment in Duke Energy Indiana, may not yield the anticipated benefits;
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy or cause fluctuations in the trading price of our common stock; and
◦The ability to implement our business strategy, including its carbon emission reduction goals.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2021
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Workplace and Workforce Realignment		Regulatory Settlements		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$670	$—		$5	B	$—		$5	$675
Gas Utilities and Infrastructure	137	—		—		—		—	137
Commercial Renewables	49	$—		—		—		—	49
Total Reportable Segment Income	856	—		5		—		5	861
Other	(131)	6	A	—		—		6	(125)
Discontinued Operations	7	—		—		(7)	C	(7)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$732	$6		$5		$(7)		$4	$736
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$0.93	$0.01		$0.01		$(0.01)		$0.01	$0.94
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $(0.02).
A - Net of $2 million tax benefit. $6 million reversal recorded within Impairment of assets and other charges and $14 million within Operations, maintenance and other related to costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment on the Consolidated Statements of Operations.
B - Net of $2 million tax benefit at Duke Energy Carolinas.
•$6 million of expense recorded within Depreciation and amortization on the Duke Energy Carolinas' Consolidated Statement of Operations related to the South Carolina Supreme Court decision on coal ash.
•$1 million of expense recorded within Depreciation and amortization on the Duke Energy Progress' Consolidated Statement of Operations related to the South Carolina Supreme Court decision on coal ash.
C - Recorded in Income (Loss) from Discontinued Operations, net of tax on the Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 769 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2021
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Workplace and Workforce Realignment		Regulatory Settlements		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$3,850	$—		$—		$69	C	$—		$69	$3,919
Gas Utilities and Infrastructure	396	15	A	—		—		—		15	411
Commercial Renewables	201	—		—		—		—		—	201
Total Reportable Segment Income	4,447	15		—		69		—		84	4,531
Other	(652)	—		148	B			—		148	(504)
Discontinued Operations	7	—		—		—		(7)	D	(7)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$3,802	$15		$148		$69		$(7)		$225	$4,027
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$4.94	$0.02		$0.20		$0.09		$(0.01)		$0.30	$5.24
A - Net of $5 million tax benefit. $20 million recorded within Equity in earnings (losses) of unconsolidated affiliates related to exit obligations for ACP on the Consolidated Statements of Operations.
B - Net of $44 million tax benefit. $133 million recorded within Impairment of assets and other charges, $42 million within Operations, maintenance and other, and $17 million within Depreciation and amortization related to costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment on the Consolidated Statements of Operations.
C - Net of $20 million tax benefit at Duke Energy Carolinas and $1 million tax benefit at Duke Energy Progress.
•$160 million of expense recorded within Impairment of assets and other charges, $77 million of income within Other income and expenses, $5 million of expense within Operations, maintenance and other, $13 million of income within Regulated electric operating revenues, $3 million of expense within Interest expense and $6 million of expense within Depreciation and amortization on the Duke Energy Carolinas' Consolidated Statement of Operations related to the South Carolina Supreme Court decision on coal ash and insurance proceeds.
•$42 million of expense recorded within Impairment of assets and other charges, $34 million of income within Other income and expenses, $7 million of expense within Operations, maintenance and other, $15 million of income within Regulated electric operating revenues, $5 million of expense within Interest expense and $1 million of expense within Depreciation and amortization on the Duke Energy Progress' Consolidated Statement of Operations related to the South Carolina Supreme Court decision on coal ash and insurance proceeds.
D - Recorded in Income (Loss) from Discontinued Operations, net of tax on the Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 769 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2020
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Regulatory Settlements		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$(170)	$—		845	B	$—		$845	$675
Gas Utilities and Infrastructure	134	16	A	—		—		16	150
Commercial Renewables	79	—		—		—		—	79
Total Reportable Segment Income	43	16		845		—		861	904
Other	(127)	—		—		—		—	(127)
Discontinued Operations	7	—		—		$(7)	C	(7)	—
Net (Loss) Income Available to Duke Energy Corporation Common Stockholders	$(77)	$16		$845		$(7)		$854	$777
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$(0.12)	$0.02		$1.14		$(0.01)		$1.15	$1.03
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $(0.02).
A - Net of $4 million tax benefit. $20 million recorded within Equity in earnings (losses) of unconsolidated affiliates on the Consolidated Statements of Operations.
B - Net of $117 million tax benefit at Duke Energy Carolinas and $138 million tax benefit at Duke Energy Progress.
•    $454 million included within Impairment of assets and other charges and reversal of $50 million included in Regulated electric operating revenues related to the coal ash settlement filed with the NCUC on the Duke Energy Carolinas' Consolidated Statements of Operations.
•    $494 million included within Impairment of assets and other charges and reversal of $102 million included in Regulated electric operating revenues related to the coal ash settlement filed with the NCUC on the Duke Energy Progress' Consolidated Statements of Operations.
C - Recorded in Income (Loss) from Discontinued Operations, net of tax, on the Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 742 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2020
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Severance		Regulatory Settlements		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$2,669	$4	A	$—		$872	D	$—		$876	$3,545
Gas Utilities and Infrastructure	(1,266)	1,707	B	—		—		—		1,707	441
Commercial Renewables	286	—		—		—		—		—	286
Total Reportable Segment Income	1,689	1,711		—		872		—		2,583	4,272
Other	(426)	$—		(75)	C	—		—		(75)	(501)
Discontinued Operations	7	—		—		—		(7)	E	(7)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,270	$1,711		$(75)		$872		$(7)		$2,501	$3,771
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.72	$2.32		$(0.10)		$1.19		$(0.01)		$3.40	$5.12
.
A - Net of $1 million tax benefit. $5 million included within Impairment charges related to gas pipeline interconnections on the Duke Energy Progress' Consolidated Statements of Operations.
B - Net of $398 million tax benefit.
• $2,098 million recorded within Equity in earnings (losses) of unconsolidated affiliates related to exit obligations for gas pipeline investments on the Consolidated Statements of
Operations.
• $7 million included within Impairment charges related to gas project materials on the Piedmont Consolidated Statements of Operations.
C - Net of $23 million tax expense. $98 million reversal of 2018 severance charges recorded within Operations, maintenance and other on the Consolidated Statements of Operations.
D - Net of $123 million tax benefit at Duke Energy Carolinas and $140 million tax benefit at Duke Energy Progress.
• $454 million included within Impairment charges and reversal of $50 million included in Regulated electric operating revenues related to the coal ash settlement filed with the NCUC on the Duke Energy Carolinas' Consolidated Statements of Operations.
• $19 million included within Impairment charges related to the Clemson University Combined Heat and Power Plant and $8 million of shareholder contributions within Operations, maintenance and other on the Duke Energy Carolinas' Consolidated Statements of Operations.
• $494 million included within Impairment charges and reversal of $102 million included in Regulated electric operating revenues related to the coal ash settlement filed with NCUC on the Duke Energy Progress' Consolidated Statements of Operations.
• $8 million of shareholder contributions included within Operations, maintenance and other on the Duke Energy Progress' Consolidated Statements of Operations.
E - Recorded in Income (Loss) from Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – 737 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
December 2021
(Dollars in millions)

	Three Months Ended December 31, 2021		Year Ended December 31, 2021
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income Before Income Taxes From Continuing Operations Before Income Taxes	$639		$3,764
Gas Pipeline Investments	—		20
Workplace and Workforce Realignment	8		192
Regulatory Settlements	7		90
Noncontrolling Interests	79		326
Preferred Dividends	(14)		(106)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$719		$4,286

Reported Income Tax (Benefit) Expense From Continuing Operations	$(18)	(2.8)%	$192	5.1%
Gas Pipeline Investments	—		5
Workplace and Workforce Realignment	2		44
Regulatory Settlements	2		21
Noncontrolling interest portion of income taxes(a)	(3)		(3)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$(17)	(2.4%)	$259	6.0%
(a)    Income tax related to non-pass through entities for tax purposes.

	Three Months Ended December 31, 2020		Year Ended December 31, 2020
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported (Loss) Income From Continuing Operations Before Income Taxes	$(319)		$839
Regulatory Settlements	1,100		1,135
Gas Pipeline Investments	20		2,110
Severance	—		(98)
Noncontrolling Interests	87		295
Preferred Dividends	(14)		(107)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$874		$4,174

Reported Income Tax Benefit From Continuing Operations	$(162)	50.8%	$(236)	(28.1)%
Regulatory Settlements	255		263
Gas Pipeline Investments	4		399
Severance	—		(23)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$97	11.1%	$403	9.7%

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2021 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Discontinued Operations	Consolidated
2020 QTD Reported Earnings Per Share	$(0.23)	$0.20	$0.11	$(0.21)	$0.01	$(0.12)
Gas Pipeline Investments	—	0.02	—		—	0.02
Regulatory Settlements	1.14	—	—	—	—	1.14
Discontinued Operations	—	—	—	—	(0.01)	(0.01)
2020 QTD Adjusted Earnings Per Share	$0.91	$0.22	$0.11	$(0.21)	$—	$1.03
Weather	(0.08)	—	—	—	—	(0.08)
Volume	0.01	—	—	—	—	0.01
Riders and Other Retail Margin	(0.01)	0.02	—	—	—	0.01
Rate case impacts, net(a)	0.02	0.03	—	—	—	0.05
Wholesale	(0.03)	—	—	—	—	(0.03)
Operations and maintenance, net of recoverables	—	(0.02)	—	—	—	(0.02)
Duke Energy Renewables(b)	—	—	(0.04)	—	—	(0.04)
Interest Expense	(0.01)	—	—	(0.02)	—	(0.03)
AFUDC Equity	0.01	—	—	—	—	0.01
Depreciation and amortization(c)	0.03	(0.02)	—	—	—	0.01
Other(d)	0.06	(0.03)	—	0.03	—	0.06
Total variance before share count	$—	$(0.02)	$(0.04)	$0.01	$—	$(0.05)
Change in share count	(0.03)	(0.02)	(0.01)	0.02	—	(0.04)
2021 QTD Adjusted Earnings Per Share	$0.88	$0.18	$0.06	$(0.18)	$—	$0.94
Workplace and Workforce Realignment	—	—	—	(0.01)	—	(0.01)
Regulatory Settlements	(0.01)	—	—	—	—	(0.01)
Discontinued Operations	—	—	—	—	0.01	0.01
2021 QTD Reported Earnings Per Share	$0.87	$0.18	$0.06	$(0.19)	$0.01	$0.93

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Commercial Renewables, which uses an effective rate. Weighted average shares outstanding increased from 742 million shares to 769 million.

(a)    Electric Utilities and Infrastructure includes the net impact the DEC and DEP North Carolina interim rates, effective August and September 2020 (+$0.01), respectively, and the DEF SBRA and multiyear rate plan (+0.01). Gas Utilities and Infrastructure includes the net impact of the PNG North Carolina rate case, effective November 2021 (+0.02), and the PNG Tennessee rate case, effective January 2021 (+0.01).
(b)    Primarily due to fewer renewable projects placed in service in the current year.
(c)    Electric Utilities and Infrastructure excludes rate case impacts.
(d)    Electric Utilities and Infrastructure and Other include lower income tax expense. Gas Utilities and Infrastructure is primarily due to an asset impairment in Ohio. Other includes lower income tax expense, partially offset by higher contributions to the Duke Energy Foundation.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2021 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Discontinued Operations	Consolidated
2020 YTD Reported Earnings Per Share	$3.62	$(1.70)	$0.39	$(0.60)	$0.01	$1.72
Gas Pipeline Investments	—	2.32	—	—	—	2.32
Severance	—	—	—	(0.10)	—	(0.10)
Regulatory Settlements	1.19	—	—	—	—	1.19
Discontinued Operations	—	—	—	—	(0.01)	(0.01)
2020 YTD Adjusted Earnings Per Share	$4.81	$0.62	$0.39	$(0.70)	$—	$5.12
Weather	0.01	—	—	—	—	0.01
Volume	0.19	—	—	—	—	0.19
Riders and Other Retail Margin(a)	0.07	0.07	—	—	—	0.14
Rate case impacts, net(b)	0.34	0.05	—	—	—	0.39
Wholesale	(0.01)	—	—	—	—	(0.01)
Operations and maintenance, net of recoverables(c)	(0.12)	(0.01)	—	—	—	(0.13)
Midstream Gas Pipelines(d)	—	(0.07)	—	—	—	(0.07)
Duke Energy Renewables(e)	—	—	(0.11)	—	—	(0.11)
Interest Expense	(0.02)	—	—	—	—	(0.02)
AFUDC Equity	0.02	—	—	—	—	0.02
Depreciation and amortization(f)	0.04	(0.05)	—	—	—	(0.01)
Other(g)	(0.03)	(0.03)	—	—	—	(0.06)
Total variance before share count	$0.49	$(0.04)	$(0.11)	$—	$—	$0.34
Change in share count	(0.20)	(0.04)	(0.02)	0.04	—	(0.22)
2021 YTD Adjusted Earnings Per Share	$5.10	$0.54	$0.26	$(0.66)	$—	$5.24
Gas Pipeline Investments	—	(0.02)	—	—	—	(0.02)
Workplace and Workforce Realignment	—	—	—	(0.20)	—	(0.20)
Regulatory Settlements	(0.09)	—	—	—	—	(0.09)
Discontinued Operations	—	—	—	—	0.01	0.01
2021 YTD Reported Earnings Per Share	$5.01	$0.52	$0.26	$(0.86)	$0.01	$4.94

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except for Commercial Renewables, which uses an effective rate. Weighted average shares outstanding increased from 737 million shares to 769 million.

(a)    Electric Utilities and Infrastructure includes higher transmission revenues and a disallowance of purchased power at a DEF plant in the prior year. Gas Utilities and Infrastructure includes increases related to the North Carolina and Ohio construction based riders and customer growth.
(b)    Electric Utilities and Infrastructure includes the net impact of DEC and DEP North Carolina interim rates effective August and September 2020, respectively (+0.20), DEI base rate increases, effective August 2020 (+0.10), DEF SBRA and multi-year rate plan (+0.03) and DEK base rates increases, effective April 2020 (+0.01). Gas Utilities and Infrastructure includes the net impact of the PNG North Carolina rate case, effective November 2021, and the PNG Tennessee rate case, effective January 2021.
(c)    Primarily due to higher employee-related expenses.
(d)    Primarily the loss of ACP earnings.
(e)    Primarily due to Texas Storm Uri impacts (-0.04) in February 2021, fewer projects placed in service in the current year (-0.04) and lower wind resource.
(f)    Electric Utilities and Infrastructure excludes rate case impacts. Gas Utilities and Infrastructure is primarily due to a higher depreciable base.
(g)    Electric Utilities and Infrastructure includes higher property tax expense. Gas Utilities and Infrastructure is primarily due to an asset impairment in Ohio. Other includes higher earnings at National Methanol Company, offset by higher contributions to the Duke Energy Foundation.

DUKE ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Years Ended December 31,
	2021	2020	2019
Operating Revenues
Regulated electric	$22,319	$21,461	$22,615
Regulated natural gas	2,008	1,642	1,759
Nonregulated electric and other	770	765	705
Total operating revenues	25,097	23,868	25,079
Operating Expenses
Fuel used in electric generation and purchased power	6,255	6,051	6,826
Cost of natural gas	705	460	627
Operation, maintenance and other	6,042	5,788	6,066
Depreciation and amortization	4,990	4,705	4,548
Property and other taxes	1,389	1,337	1,307
Impairment of assets and other charges	356	984	(8)
Total operating expenses	19,737	19,325	19,366
Gains (Losses) on Sales of Other Assets and Other, net	13	10	(4)
Operating Income	5,373	4,553	5,709
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	28	(2,005)	162
Other income and expenses, net	643	453	430
Total other income and expenses	671	(1,552)	592
Interest Expense	2,280	2,162	2,204
Income From Continuing Operations Before Income Taxes	3,764	839	4,097
Income Tax Expense (Benefit) From Continuing Operations	192	(236)	519
Income From Continuing Operations	3,572	1,075	3,578
Income (Loss) From Discontinued Operations, net of tax	7	7	(7)
Net Income	3,579	1,082	3,571
Add: Net Loss Attributable to Noncontrolling Interests	329	295	177
Net Income Attributable to Duke Energy Corporation	3,908	1,377	$3,748
Less: Preferred Dividends	106	107	$41
Net Income Available to Duke Energy Corporation Common Stockholders	$3,802	$1,270	$3,707

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$4.93	$1.71	$5.07
Income (Loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$0.01	$0.01	$(0.01)
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$4.94	$1.72	$5.06
Weighted average shares outstanding
Basic	769	737	729
Diluted	769	738	729

DUKE ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	December 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$343	$259
Receivables (net of allowance for doubtful accounts of $46 at 2021 and $29 at 2020)	1,173	1,009
Receivables of VIEs (net of allowance for doubtful accounts of $76 at 2021 and $117 at 2020)	2,437	2,144
Inventory	3,199	3,167
Regulatory assets (includes $105 at 2021 and $53 at 2020 related to VIEs)	2,150	1,641
Other (includes $256 at 2021 and $296 at 2020 related to VIEs)	638	462
Total current assets	9,940	8,682
Property, Plant and Equipment
Cost	161,819	155,580
Accumulated depreciation and amortization	(50,555)	(48,827)
Facilities to be retired, net	144	29
Net property, plant and equipment	111,408	106,782
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $1,823 at 2021 and $937 at 2020 related to VIEs)	12,487	12,421
Nuclear decommissioning trust funds	10,401	9,114
Operating lease right-of-use assets, net	1,266	1,524
Investments in equity method unconsolidated affiliates	970	961
Other (includes $92 at 2021 and $81 at 2020 related to VIEs)	3,812	3,601
Total other noncurrent assets	48,239	46,924
Total Assets	$169,587	$162,388
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$3,629	$3,144
Notes payable and commercial paper	3,304	2,873
Taxes accrued	749	482
Interest accrued	533	537
Current maturities of long-term debt (includes $243 at 2021 and $472 at 2020 related to VIEs)	3,387	4,238
Asset retirement obligations	647	718
Regulatory liabilities	1,211	1,377
Other	2,471	2,936
Total current liabilities	15,931	16,305
Long-Term Debt (includes $4,854 at 2021 and $3,535 at 2020 related to VIEs)	60,448	55,625
Other Noncurrent Liabilities
Deferred income taxes	9,379	9,244
Asset retirement obligations	12,129	12,286
Regulatory liabilities	16,152	15,029
Operating lease liabilities	1,074	1,340
Accrued pension and other post-retirement benefit costs	855	969
Investment tax credits	833	687
Other (includes $319 at 2021 and $316 at 2020 related to VIEs)	1,650	1,719
Total other noncurrent liabilities	42,072	41,274
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2021 and 2020	973	973
Preferred stock, Series B, $0.001 par value, 1 million shares authorized and outstanding at 2021 and 2020	989	989
Common Stock, $0.001 par value, 2 billion shares authorized; 769 million shares outstanding at 2021 and 2020	1	1
Additional paid-in capital	44,371	43,767
Retained earnings	3,265	2,471
Accumulated other comprehensive loss	(303)	(237)
Total Duke Energy Corporation stockholders' equity	49,296	47,964
Noncontrolling interests	1,840	1,220
Total equity	51,136	49,184
Total Liabilities and Equity	$169,587	$162,388

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Years Ended December 31,
	2021	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,579	$1,082	$3,571
Adjustments to reconcile net income to net cash provided by operating activities	4,711	7,774	4,638
Net cash provided by operating activities	8,290	8,856	8,209

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(10,935)	(10,604)	(11,957)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	2,609	1,731	3,730

Net decrease in cash, cash equivalents and restricted cash	(36)	(17)	(18)
Cash, cash equivalents and restricted cash at beginning of period	556	573	591
Cash, cash equivalents and restricted cash at end of period	$520	$556	$573

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,418	$—	$—	$—	$(71)	$5,347
Regulated natural gas	—	718	—	—	(24)	694
Nonregulated electric and other	—	3	121	30	43	197
Total operating revenues	5,418	721	121	30	(52)	6,238
Operating Expenses
Fuel used in electric generation and purchased power	1,572	—	—	—	(19)	1,553
Cost of natural gas	—	275	—	—	—	275
Operation, maintenance and other	1,433	140	102	83	(35)	1,723
Depreciation and amortization	1,097	87	58	55	(5)	1,292
Property and other taxes	284	28	6	(2)	—	316
Impairment of assets and other charges	1	19	—	(6)	—	14
Total operating expenses	4,387	549	166	130	(59)	5,173
Gains on Sales of Other Assets and Other, net	2	—	—	—	—	2
Operating Income (Loss)	1,033	172	(45)	(100)	7	1,067
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(1)	6	(2)	11	—	14
Other income and expenses, net	114	12	2	32	(10)	150
Total Other Income and Expenses	113	18	—	43	(10)	164
Interest Expense	366	37	19	173	(3)	592
Income (Loss) from Continuing Operations Before Income Taxes	780	153	(64)	(230)	—	639
Income Tax Expense (Benefit) from Continuing Operations	101	16	(22)	(113)	—	(18)
Income (Loss) from Continuing Operations	679	137	(42)	(117)	—	657
Add: Net (Income) Loss Attributable to Noncontrolling Interest	(9)	—	91	—	—	82
Income from Continuing Operations Attributable to Duke Energy Corporation	670	137	49	(117)	—	739
Less: Preferred Dividends	—	—	—	14	—	14
Segment Income/Other Net Loss	$670	$137	$49	$(131)	$—	$725
Income from Discontinued Operations, net of tax						7
Net Income Available to Duke Energy Corporation Common Stockholders						$732

Segment Income/Other Net Loss	$670	$137	$49	$(131)	$—	$725
Special Items	5	—	—	6	—	11
Adjusted Earnings(a)	$675	$137	$49	$(125)	$—	$736

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$22,603	$—	$—	$—	$(284)	$22,319
Regulated natural gas	—	2,099	—	—	(91)	2,008
Nonregulated electric and other	—	13	476	111	170	770
Total operating revenues	22,603	2,112	476	111	(205)	25,097
Operating Expenses
Fuel used in electric generation and purchased power	6,332	—	—	—	(77)	6,255
Cost of natural gas	—	705	—	—	—	705
Operation, maintenance and other	5,340	442	342	40	(122)	6,042
Depreciation and amortization	4,251	303	225	237	(26)	4,990
Property and other taxes	1,233	120	34	2	—	1,389
Impairment of assets and other charges	204	19	—	133	—	356
Total operating expenses	17,360	1,589	601	412	(225)	19,737
Gains (Losses) on Sales of Other Assets and Other, net	13	—	—	(1)	1	13
Operating Income (Loss)	5,256	523	(125)	(302)	21	5,373
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	7	8	(34)	47	—	28
Other income and expenses, net	527	62	10	74	(30)	643
Total Other Income and Expenses	534	70	(24)	121	(30)	671
Interest Expense	1,432	142	72	643	(9)	2,280
Income (Loss) from Continuing Operations Before Income Taxes	4,358	451	(221)	(824)	—	3,764
Income Tax Expense (Benefit) from Continuing Operations	494	55	(78)	(279)	—	192
Income (Loss) from Continuing Operations	3,864	396	(143)	(545)	—	3,572
Add: Net (Income) Loss Attributable to Noncontrolling Interest	(14)	—	344	(1)	—	329
Income from Continuing Operations Attributable to Duke Energy Corporation	3,850	396	201	(546)	—	3,901
Less: Preferred Dividends	—	—	—	106	—	106
Segment Income/Other Net Loss	$3,850	$396	$201	$(652)	$—	$3,795
Income from Discontinued Operations, net of tax						7
Net Income Available to Duke Energy Corporation Common Stockholders						$3,802

Segment Income/Other Net Loss	$3,850	$396	$201	$(652)	$—	$3,795
Special Items	69	15	—	148	—	232
Adjusted Earnings(a)	$3,919	$411	$201	$(504)	$—	$4,027

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,124	$—	$—	$—	$(65)	$5,059
Regulated natural gas	—	551	—	—	(24)	527
Nonregulated electric and other	—	3	124	24	40	191
Total operating revenues	5,124	554	124	24	(49)	5,777
Operating Expenses
Fuel used in electric generation and purchased power	1,425	—	—	—	(19)	1,406
Cost of natural gas	—	160	—	—	1	161
Operation, maintenance and other	1,500	118	81	(27)	(26)	1,646
Depreciation and amortization	1,045	65	51	55	(8)	1,208
Property and other taxes	303	30	3	(1)	(1)	334
Impairment of assets and other charges	948	—	—	—	—	948
Total operating expenses	5,221	373	135	27	(53)	5,703
Losses on Sales of Other Assets and Other, net	—	—	(1)	—	1	—
Operating (Loss) Income	(97)	181	(12)	(3)	5	74
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	2	(13)	5	4	1	(1)
Other income and expenses, net	101	14	2	33	(7)	143
Total Other Income and Expenses	103	1	7	37	(6)	142
Interest Expense	329	32	17	159	(2)	535
(Loss) Income from Continuing Operations Before Income Taxes	(323)	150	(22)	(125)	1	(319)
Income Tax (Benefit) Expense from Continuing Operations	(153)	16	(13)	(13)	1	(162)
(Loss) Income from Continuing Operations	(170)	134	(9)	(112)	—	(157)
Add: Net Loss (Income) Attributable to Noncontrolling Interest	—	—	88	(1)	—	87
(Loss) Income from Continuing Operations Attributable to Duke Energy Corporation	(170)	134	79	(113)	—	(70)
Less: Preferred Dividends	—	—	—	14	—	14
Segment (Loss) Income/Other Net Loss	$(170)	$134	$79	$(127)	$—	$(84)
Income from Discontinued Operations, net of tax						7
Net Income Available to Duke Energy Corporation Common Stockholders						$(77)

Segment (Loss) Income/Other Net Loss	$(170)	$134	$79	$(127)	$—	$(84)
Special Items	845	16	—	—	—	861
Adjusted Earnings(a)	$675	$150	$79	$(127)	$—	$777
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$21,720	$—	$—	$—	$(259)	$21,461
Regulated natural gas	—	1,737	—	—	(95)	1,642
Nonregulated electric and other	—	11	502	97	155	765
Total operating revenues	21,720	1,748	502	97	(199)	23,868
Operating Expenses
Fuel used in electric generation and purchased power	6,128	—	—	—	(77)	6,051
Cost of natural gas	—	460	—	—	—	460
Operation, maintenance and other	5,391	430	285	(208)	(110)	5,788
Depreciation and amortization	4,068	258	199	209	(29)	4,705
Property and other taxes	1,188	112	27	11	(1)	1,337
Impairment of assets and other charges	971	7	6	—	—	984
Total operating expenses	17,746	1,267	517	12	(217)	19,325
Gains (Losses) on Sales of Other Assets and Other, net	11	—	(1)	—	—	10
Operating Income (Loss)	3,985	481	(16)	85	18	4,553
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(1)	(2,017)	—	13	—	(2,005)
Other income and expenses, net	345	56	7	79	(34)	453
Total Other Income and Expenses	344	(1,961)	7	92	(34)	(1,552)
Interest Expense	1,320	135	66	657	(16)	2,162
Income (Loss) from Continuing Operations Before Income Taxes	3,009	(1,615)	(75)	(480)	—	839
Income Tax Expense (Benefit) from Continuing Operations	340	(349)	(65)	(162)	—	(236)
Income (Loss) from Continuing Operations	2,669	(1,266)	(10)	(318)	—	1,075
Add: Net Loss (Income) Attributable to Noncontrolling Interest	—	—	296	(1)	—	295
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	2,669	(1,266)	286	(319)	—	1,370
Less: Preferred Dividends	—	—	—	107	—	107
Segment Income (Loss)/Other Net Loss	$2,669	$(1,266)	$286	$(426)	$—	$1,263
Income from Discontinued Operations, net of tax						7
Net Income Available to Duke Energy Corporation Common Stockholders						$1,270

Segment Income (Loss)/Other Net Loss	$2,669	$(1,266)	$286	$(426)	$—	$1,263
Special Items	876	1,707	—	(75)	—	2,508
Adjusted Earnings(a)	$3,545	$441	$286	$(501)	$—	$3,771
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$82	$12	$3	$247	$(1)	$343
Receivables, net	728	328	87	29	1	1,173
Receivables of variable interest entities, net	2,437	—	—	—	—	2,437
Receivables from affiliated companies	170	198	611	762	(1,741)	—
Notes receivable from affiliated companies	87	4	—	1,145	(1,236)	—
Inventory	2,942	125	86	46	—	3,199
Regulatory assets	1,886	165	—	100	(1)	2,150
Other	340	35	188	75	—	638
Total current assets	8,672	867	975	2,404	(2,978)	9,940
Property, Plant and Equipment
Cost	138,137	13,956	7,311	2,512	(97)	161,819
Accumulated depreciation and amortization	(44,912)	(2,745)	(1,448)	(1,452)	2	(50,555)
Facilities to be retired, net	134	11	—	—	(1)	144
Net property, plant and equipment	93,359	11,222	5,863	1,060	(96)	111,408
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	—	19,303
Regulatory assets	11,264	745	—	478	—	12,487
Nuclear decommissioning trust funds	10,401	—	—	—	—	10,401
Operating lease right-of-use assets, net	854	16	130	266	—	1,266
Investments in equity method unconsolidated affiliates	104	231	513	122	—	970
Investment in consolidated subsidiaries	575	3	(6)	66,212	(66,784)	—
Other	2,205	333	107	2,823	(1,656)	3,812
Total other noncurrent assets	42,782	3,252	744	69,901	(68,440)	48,239
Total Assets	144,813	15,341	7,582	73,365	(71,514)	169,587
Segment reclassifications, intercompany balances and other	(972)	(162)	(605)	(69,775)	71,514	—
Segment Assets	$143,841	$15,179	$6,977	$3,590	$—	$169,587

DUKE ENERGY CORPORATION
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$2,653	$278	$98	$600	$—	$3,629
Accounts payable to affiliated companies	876	60	105	623	(1,664)	—
Notes payable to affiliated companies	631	548	—	42	(1,221)	—
Notes payable and commercial paper	—	—	—	3,304	—	3,304
Taxes accrued	795	107	24	(178)	1	749
Interest accrued	360	44	3	126	—	533
Current maturities of long-term debt	1,166	—	167	2,058	(4)	3,387
Asset retirement obligations	647	—	—	—	—	647
Regulatory liabilities	1,133	78	—	—	—	1,211
Other	1,585	131	75	738	(58)	2,471
Total current liabilities	9,846	1,246	472	7,313	(2,946)	15,931
Long-Term Debt	38,236	3,721	1,475	17,107	(91)	60,448
Long-Term Debt Payable to Affiliated Companies	1,649	7	35	—	(1,691)	—
Other Noncurrent Liabilities
Deferred income taxes	10,444	1,086	(479)	(1,672)	—	9,379
Asset retirement obligations	11,878	75	175	—	1	12,129
Regulatory liabilities	14,642	1,480	—	30	—	16,152
Operating lease liabilities	753	14	134	173	—	1,074
Accrued pension and other post-retirement benefit costs	298	36	(29)	550	—	855
Investment tax credits	831	2	—	—	—	833
Other	752	257	345	488	(192)	1,650
Total other noncurrent liabilities	39,598	2,950	146	(431)	(191)	42,072
Equity
Total Duke Energy Corporation stockholders' equity	55,044	7,415	4,060	49,373	(66,596)	49,296
Noncontrolling interests	440	2	1,394	3	1	1,840
Total equity	55,484	7,417	5,454	49,376	(66,595)	51,136
Total Liabilities and Equity	144,813	15,341	7,582	73,365	(71,514)	169,587
Segment reclassifications, intercompany balances and other	(972)	(162)	(605)	(69,775)	71,514	—
Segment Liabilities and Equity	$143,841	$15,179	$6,977	$3,590	$—	$169,587

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2021
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$1,672	$1,363	$1,272	$374	$808	$(71)	$5,418
Operating Expenses
Fuel used in electric generation and purchased power	383	410	471	115	275	(82)	1,572
Operation, maintenance and other	473	366	283	95	204	12	1,433
Depreciation and amortization	380	286	212	54	157	8	1,097
Property and other taxes	72	30	93	74	16	(1)	284
Impairment of assets and other charges	1	1	—	—	—	(1)	1
Total operating expenses	1,309	1,093	1,059	338	652	(64)	4,387
Gains on Sales of Other Assets and Other, net	1	5	—	—	—	(4)	2
Operating Income	364	275	213	36	156	(11)	1,033
Other Income and Expenses, net(b)	54	28	17	3	12	(1)	113
Interest Expense	138	80	80	21	48	(1)	366
Income Before Income Taxes	280	223	150	18	120	(11)	780
Income Tax Expense (Benefit)	12	27	38	(1)	31	(6)	101
Less: Net Income Attributable to Noncontrolling Interest	—	—	—	—	—	9	9
Segment Income	$268	$196	$112	$19	$89	$(14)	$670
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $19 million for Duke Energy Carolinas, $10 million for Duke Energy Progress, $4 million for Duke Energy Florida, $1 million for Duke Energy Ohio and $8 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Year Ended December 31, 2021
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$7,102	$5,780	$5,259	$1,493	$3,174	$(205)	$22,603
Operating Expenses
Fuel used in electric generation and purchased power	1,601	1,778	1,806	409	985	(247)	6,332
Operation, maintenance and other	1,783	1,435	1,026	347	738	11	5,340
Depreciation and amortization	1,468	1,097	831	217	615	23	4,251
Property and other taxes	320	159	383	291	73	7	1,233
Impairment of assets and other charges	161	44	—	—	—	(1)	204
Total operating expenses	5,333	4,513	4,046	1,264	2,411	(207)	17,360
Gains on Sales of Other Assets and Other, net	2	13	1	1	—	(4)	13
Operating Income	1,771	1,280	1,214	230	763	(2)	5,256
Other Income and Expenses, net(b)	273	134	71	13	43	—	534
Interest Expense	538	306	319	87	196	(14)	1,432
Income Before Income Taxes	1,506	1,108	966	156	610	12	4,358
Income Tax Expense	79	87	198	15	112	3	494
Less: Net Income Attributable to Noncontrolling Interest	—	—	—	—	—	14	$14
Segment Income	$1,427	$1,021	$768	$141	$498	$(5)	$3,850
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $65 million for Duke Energy Carolinas, $34 million for Duke Energy Progress, $16 million for Duke Energy Florida, $5 million for Duke Energy Ohio and $27 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2021
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$7	$35	$23	$10	$6	$1	$82
Receivables, net	300	127	117	86	100	(2)	728
Receivables of variable interest entities, net	844	574	432	—	—	587	2,437
Receivables from affiliated companies	190	65	16	142	98	(341)	170
Notes receivable from affiliated companies	—	—	—	10	134	(57)	87
Inventory	1,026	921	477	100	418	—	2,942
Regulatory assets	544	533	497	36	277	(1)	1,886
Other	95	83	80	16	68	(2)	340
Total current assets	3,006	2,338	1,642	400	1,101	185	8,672
Property, Plant and Equipment
Cost	51,874	37,018	23,865	7,731	17,343	306	138,137
Accumulated depreciation and amortization	(17,854)	(13,387)	(5,819)	(2,260)	(5,583)	(9)	(44,912)
Facilities to be retired, net	102	26	—	6	—	—	134
Net property, plant and equipment	34,122	23,657	18,046	5,477	11,760	297	93,359
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	2,935	4,118	1,791	331	1,278	811	11,264
Nuclear decommissioning trust funds	5,759	4,089	553	—	—	—	10,401
Operating lease right-of-use assets, net	92	389	302	19	53	(1)	854
Investments in equity method unconsolidated affiliates	—	—	1	—	—	103	104
Investment in consolidated subsidiaries	60	15	4	264	2	230	575
Other	1,248	792	398	63	296	(592)	2,205
Total other noncurrent assets	10,094	9,403	3,049	1,273	1,629	17,334	42,782
Total Assets	47,222	35,398	22,737	7,150	14,490	17,816	144,813
Segment reclassifications, intercompany balances and other	(428)	(167)	(188)	(268)	(94)	173	(972)
Reportable Segment Assets	$46,794	$35,231	$22,549	$6,882	$14,396	$17,989	$143,841
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and restricted receivables related to Cinergy Receivables Company.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2021
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$988	$476	$623	$268	$282	$16	$2,653
Accounts payable to affiliated companies	267	310	210	15	221	(147)	876
Notes payable to affiliated companies	226	172	199	71	—	(37)	631
Taxes accrued	278	165	53	222	74	3	795
Interest accrued	125	96	68	23	49	(1)	360
Current maturities of long-term debt	362	556	76	—	84	88	1,166
Asset retirement obligations	249	274	1	13	110	—	647
Regulatory liabilities	487	381	98	40	127	—	1,133
Other	545	448	407	79	105	1	1,585
Total current liabilities	3,527	2,878	1,735	731	1,052	(77)	9,846
Long-Term Debt	12,595	9,543	8,406	2,549	4,089	1,054	38,236
Long-Term Debt Payable to Affiliated Companies	318	150	—	18	150	1,013	1,649
Other Noncurrent Liabilities
Deferred income taxes	3,690	2,220	2,436	758	1,304	36	10,444
Asset retirement obligations	5,052	5,401	436	71	877	41	11,878
Regulatory liabilities	7,198	4,868	698	331	1,565	(18)	14,642
Operating lease liabilities	78	350	256	18	50	1	753
Accrued pension and other post-retirement benefit costs	50	221	166	80	167	(386)	298
Investment tax credits	287	128	236	3	177	—	831
Other	536	88	73	51	44	(40)	752
Total other noncurrent liabilities	16,891	13,276	4,301	1,312	4,184	(366)	39,598
Equity
Total Duke Energy Corporation stockholders' equity	13,891	9,551	8,295	2,540	5,015	15,752	55,044
Noncontrolling interests(c)	—	—	—	—	—	440	440
Equity	13,891	9,551	8,295	2,540	5,015	16,192	55,484
Total Liabilities and Equity	47,222	35,398	22,737	7,150	14,490	17,816	144,813
Segment reclassifications, intercompany balances and other	(428)	(167)	(188)	(268)	(94)	173	(972)
Reportable Segment Liabilities and Equity	$46,794	$35,231	$22,549	$6,882	$14,396	$17,989	$143,841
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2021
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$169	$553	$—	$(1)	$721
Operating Expenses
Cost of natural gas	60	215	—	—	275
Operation, maintenance and other	44	94	1	1	140
Depreciation and amortization	25	63	—	(1)	87
Property and other taxes	16	11	—	1	28
Impairment of assets and other charges	19	—	—	—	19
Total operating expenses	164	383	1	1	549
Losses on Sales of Other Assets and Other, net	(1)	—	—	1	—
Operating Income (Loss)	4	170	(1)	(1)	172
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	6	—	6
Other income and expenses, net	2	10	—	—	12
Total other income and expenses	2	10	6	—	18
Interest Expense	7	31	—	(1)	37
(Loss) Income Before Income Taxes	(1)	149	5	—	153
Income Tax (Benefit) Expense	(2)	13	4	1	16
Segment Income	$1	$136	$1	$(1)	$137
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Year Ended December 31, 2021
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$544	$1,569	$—	$(1)	$2,112
Operating Expenses
Cost of natural gas	136	569	—	—	705
Operation, maintenance and other	121	319	2	—	442
Depreciation and amortization	90	213	1	(1)	303
Property and other taxes	64	55	—	1	120
Impairment of assets and other charges	19	—	—	—	19
Total operating expenses	430	1,156	3	—	1,589
Operating Income (Loss)	114	413	(3)	(1)	523
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	8	—	8
Other income and expenses, net	7	55	—	—	62
Total other income and expenses	7	55	8	—	70
Interest Expense	24	119	—	(1)	142
Income Before Income Taxes	97	349	5	—	451
Income Tax Expense	19	31	4	1	55
Segment Income	$78	$318	$1	$(1)	$396
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities and losses from the cancellation of the ACP pipeline.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2021
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$3	$—	$8	$1	$12
Receivables, net	10	318	—	—	328
Receivables from affiliated companies	—	76	184	(62)	198
Notes receivable from affiliated companies	5	—	—	(1)	4
Inventory	16	109	—	—	125
Regulatory assets	24	141	—	—	165
Other	26	9	3	(3)	35
Total current assets	84	653	195	(65)	867
Property, Plant and Equipment
Cost	3,994	9,917	45	—	13,956
Accumulated depreciation and amortization	(846)	(1,900)	—	1	(2,745)
Facilities to be retired, net	—	11	—	—	11
Net property, plant and equipment	3,148	8,028	45	1	11,222
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	315	316	—	114	745
Operating lease right-of-use assets, net	—	16	—	—	16
Investments in equity method unconsolidated affiliates	—	—	226	5	231
Investment in consolidated subsidiaries	—	—	—	3	3
Other	21	289	23	—	333
Total other noncurrent assets	660	670	249	1,673	3,252
Total Assets	3,892	9,351	489	1,609	15,341
Segment reclassifications, intercompany balances and other	—	(27)	6	(141)	(162)
Reportable Segment Assets	$3,892	$9,324	$495	$1,468	$15,179
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2021
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$78	$196	$4	$—	$278
Accounts payable to affiliated companies	29	36	63	(68)	60
Notes payable to affiliated companies	32	518	—	(2)	548
Taxes accrued	42	61	3	1	107
Interest accrued	7	37	—	—	44
Regulatory liabilities	22	56	—	—	78
Other	4	81	47	(1)	131
Total current liabilities	214	985	117	(70)	1,246
Long-Term Debt	619	2,968	34	100	3,721
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	297	800	(11)	—	1,086
Asset retirement obligations	53	22	—	—	75
Regulatory liabilities	408	1,058	—	14	1,480
Operating lease liabilities	—	14	—	—	14
Accrued pension and other post-retirement benefit costs	29	7	—	—	36
Investment tax credits	1	1	—	—	2
Other	47	156	53	1	257
Total other noncurrent liabilities	835	2,058	42	15	2,950
Equity
Total Duke Energy Corporation stockholders' equity	2,217	3,340	294	1,564	7,415
Noncontrolling interests	—	—	2	—	2
Equity	2,217	3,340	296	1,564	7,417
Total Liabilities and Equity	3,892	9,351	489	1,609	15,341
Segment reclassifications, intercompany balances and other	—	(27)	6	(141)	(162)
Reportable Segment Liabilities and Equity	$3,892	$9,324	$495	$1,468	$15,179
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
Year Ended December 2021

	Three Months Ended December 31,				Years Ended December 31,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	19,337	19,050	1.5%	0.8%	87,452	84,867	3.0%	0.7%
General Service	17,615	17,673	(0.3%)	0.3%	74,571	72,936	2.2%	3.1%
Industrial	11,203	12,182	(8.0%)	(4.7%)	48,639	47,765	1.8%	2.9%
Other Energy Sales	133	149	(10.7%)	n/a	552	570	(3.2%)	n/a
Unbilled Sales	337	949	(64.5%)	n/a	(339)	730	(146.4%)	n/a
Total Retail Sales	48,625	50,003	(2.8%)	(0.6)%	210,875	206,868	1.9%	2.0%
Wholesale and Other	9,798	9,761	0.4%		41,657	39,448	5.6%
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	58,423	59,764	(2.2%)		252,532	246,316	2.5%

Average Number of Customers (Electric)
Residential	6,986,380	6,909,529	1.1%		6,970,755	6,863,679	1.6%
General Service	1,034,941	1,007,851	2.7%		1,031,930	1,002,533	2.9%
Industrial	16,035	17,242	(7.0%)		16,805	17,281	(2.8%)
Other Energy Sales	25,250	31,312	(19.4%)		25,106	31,111	(19.3%)
Total Retail Customers	8,062,606	7,965,934	1.2%		8,044,596	7,914,604	1.6%
Wholesale and Other	41	40	2.5%		38	44	(13.6%)
Total Average Number of Customers – Electric Utilities and Infrastructure	8,062,647	7,965,974	1.2%		8,044,634	7,914,648	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	6,646	11,856	(43.9%)		46,173	45,057	2.5%
Nuclear	18,695	17,831	4.8%		75,328	73,721	2.2%
Hydro	338	1,052	(67.9%)		2,338	3,596	(35.0%)
Natural Gas and Oil	20,418	18,298	11.6%		80,666	77,883	3.6%
Renewable Energy	351	260	35.0%		1,532	1,154	32.8%
Total Generation(d)	46,448	49,297	(5.8%)		206,037	201,411	2.3%
Purchased Power and Net Interchange(e)	15,589	14,088	10.7%		61,147	58,529	4.5%
Total Sources of Energy	62,037	63,385	(2.1%)		267,184	259,940	2.8%
Less: Line Loss and Other	3,614	3,621	(0.2%)		14,652	13,624	7.5%
Total GWh Sources	58,423	59,764	(2.2%)		252,532	246,316	2.5%

Owned Megawatt (MW) Capacity(c)
Summer					50,259	50,808
Winter					53,625	54,248
Nuclear Capacity Factor (%)(f)					96	94

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2021

	Three Months Ended December 31,				Years Ended December 31,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	6,284	6,084	3.3%		29,244	27,963	4.6%
General Service	6,899	6,560	5.2%		28,395	27,637	2.7%
Industrial	5,153	4,981	3.5%		20,611	19,593	5.2%
Other Energy Sales	72	85	(15.3%)		300	314	(4.5%)
Unbilled Sales	(75)	628	(111.9%)		(160)	210	(176.2%)
Total Retail Sales	18,333	18,338	—%	1.5%	78,390	75,717	3.5%	3.3%
Wholesale and Other	2,106	2,191	(3.9%)		9,406	8,857	6.2%
Total Consolidated Electric Sales – Duke Energy Carolinas	20,439	20,529	(0.4%)		87,796	84,574	3.8%

Average Number of Customers
Residential	2,359,256	2,324,382	1.5%		2,350,215	2,306,162	1.9%
General Service	401,442	369,593	8.6%		392,440	366,952	6.9%
Industrial	5,938	6,088	(2.5%)		5,963	6,099	(2.2%)
Other Energy Sales	14,336	23,115	(38.0%)		16,202	22,939	(29.4%)
Total Retail Customers	2,780,972	2,723,178	2.1%		2,764,820	2,702,152	2.3%
Wholesale and Other	19	17	11.8%		19	21	(9.5%)
Total Average Number of Customers – Duke Energy Carolinas	2,780,991	2,723,195	2.1%		2,764,839	2,702,173	2.3%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,046	3,152	(3.4%)		15,825	14,739	7.4%
Nuclear	10,912	10,673	2.2%		45,446	44,315	2.6%
Hydro	159	728	(78.2%)		1,340	2,511	(46.6%)
Natural Gas and Oil	5,009	3,842	30.4%		19,975	16,817	18.8%
Renewable Energy	70	42	66.7%		315	174	81.0%
Total Generation(d)	19,196	18,437	4.1%		82,901	78,556	5.5%
Purchased Power and Net Interchange(e)	2,543	3,109	(18.2%)		9,709	10,630	(8.7%)
Total Sources of Energy	21,739	21,546	0.9%		92,610	89,186	3.8%
Less: Line Loss and Other	1,300	1,017	27.8%		4,814	4,612	4.4%
Total GWh Sources	20,439	20,529	(0.4%)		87,796	84,574	3.8%

Owned MW Capacity(c)
Summer					20,081	20,280
Winter					20,957	21,127
Nuclear Capacity Factor (%)(f)					96	95

Heating and Cooling Degree Days
Actual
Heating Degree Days	967	1,098	(11.9%)		2,884	2,833	1.8%
Cooling Degree Days	79	51	54.9%		1,573	1,525	3.1%

Variance from Normal
Heating Degree Days	(21.7%)	(12.1%)			(9.2%)	(11.7%)
Cooling Degree Days	87.9%	25.7%			0.7%	(1.2%)

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2021

	Three Months Ended December 31,				Years Ended December 31,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	4,045	3,882	4.2%		18,645	17,587	6.0%
General Service	2,933	3,411	(14.0%)		14,256	14,312	(0.4%)
Industrial	1,549	2,534	(38.9%)		9,343	10,122	(7.7%)
Other Energy Sales	16	19	(15.8%)		74	77	(3.9%)
Unbilled Sales	1,131	302	274.5%		933	155	502%
Total Retail Sales	9,674	10,148	(4.7%)	(2.2%)	43,251	42,253	2.4%	1.5%
Wholesale and Other	5,569	5,580	(0.2%)		23,546	22,987	2.4%
Total Consolidated Electric Sales – Duke Energy Progress	15,243	15,728	(3.1%)		66,797	65,240	2.4%

Average Number of Customers
Residential	1,393,865	1,385,743	0.6%		1,396,611	1,375,190	1.6%
General Service	238,918	240,429	(0.6%)		242,131	239,099	1.3%
Industrial	3,124	3,998	(21.9%)		3,777	4,000	(5.6%)
Other Energy Sales	2,480	1,415	75.3%		1,681	1,415	18.8%
Total Retail Customers	1,638,387	1,631,585	0.4%		1,644,200	1,619,704	1.5%
Wholesale and Other	8	9	(11.1%)		8	9	(11.1%)
Total Average Number of Customers – Duke Energy Progress	1,638,395	1,631,594	0.4%		1,644,208	1,619,713	1.5%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	445	1,332	(66.6%)		5,928	5,934	(0.1%)
Nuclear	7,784	7,158	8.7%		29,882	29,406	1.6%
Hydro	91	256	(64.5%)		678	880	(23.0%)
Natural Gas and Oil	5,720	5,407	5.8%		22,897	21,642	5.8%
Renewable Energy	55	54	1.9%		253	247	2.4%
Total Generation(d)	14,095	14,207	(0.8%)		59,638	58,109	2.6%
Purchased Power and Net Interchange(e)	2,179	2,066	5.5%		9,687	9,289	4.3%
Total Sources of Energy	16,274	16,273	—%		69,325	67,398	2.9%
Less: Line Loss and Other	1,031	545	89.2%		2,528	2,158	17.1%
Total GWh Sources	15,243	15,728	(3.1%)		66,797	65,240	2.4%

Owned MW Capacity(c)
Summer					12,469	12,533
Winter					13,609	13,594
Nuclear Capacity Factor (%)(f)					95	93

Heating and Cooling Degree Days
Actual
Heating Degree Days	855	933	(8.4%)		2,604	2,366	10.1%
Cooling Degree Days	106	91	16.5%		1,785	1,761	1.4%

Variance from Normal
Heating Degree Days	(23.1%)	(17.1%)			(9.6%)	(18.8%)
Cooling Degree Days	68.6%	50.0%			4.7%	4.3%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2021

	Three Months Ended December 31,				Years Ended December 31,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	4,977	5,170	(3.7%)		21,192	21,459	(1.2%)
General Service	3,712	3,706	0.2%		14,943	14,601	2.3%
Industrial	745	791	(5.8%)		3,292	3,147	4.6%
Other Energy Sales	7	6	16.7%		24	23	4.3%
Unbilled Sales	(703)	(303)	(132.0%)		(731)	241	(403.3%)
Total Retail Sales	8,738	9,370	(6.7%)	(1.5%)	38,720	39,471	(1.9%)	0.8%
Wholesale and Other	953	730	30.5%		3,702	3,019	22.6%
Total Electric Sales – Duke Energy Florida	9,691	10,100	(4.0%)		42,422	42,490	(0.2%)

Average Number of Customers
Residential	1,686,535	1,667,816	1.1%		1,684,048	1,654,976	1.8%
General Service	201,017	205,840	(2.3%)		204,392	204,902	(0.2%)
Industrial	1,813	1,988	(8.8%)		1,902	2,000	(4.9%)
Other Energy Sales	2,865	1,495	91.6%		1,829	1,494	22.4%
Total Retail Customers	1,892,230	1,877,139	0.8%		1,892,171	1,863,372	1.5%
Wholesale and Other	10	9	11.1%		7	9	(22.2%)
Total Average Number of Customers – Duke Energy Florida	1,892,240	1,877,148	0.8%		1,892,178	1,863,381	1.5%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	469	867	(45.9%)		5,042	3,287	53.4%
Natural Gas and Oil	8,733	8,472	3.1%		34,579	36,361	(4.9%)
Renewable Energy	222	160	38.8%		942	706	33.4%
Total Generation(d)	9,424	9,499	(0.8%)		40,563	40,354	0.5%
Purchased Power and Net Interchange(e)	772	930	(17.0%)		4,286	4,234	1.2%
Total Sources of Energy	10,196	10,429	(2.2%)		44,849	44,588	0.6%
Less: Line Loss and Other	505	329	53.5%		2,427	2,098	15.7%
Total GWh Sources	9,691	10,100	(4.0%)		42,422	42,490	(0.2%)

Owned MW Capacity(c)
Summer					10,288	10,287
Winter					11,114	11,301

Heating and Cooling Degree Days
Actual
Heating Degree Days	84	207	(59.4%)		394	427	(7.7%)
Cooling Degree Days	584	624	(6.4%)		3,488	3,853	(9.5%)

Variance from Normal
Heating Degree Days	(55.4%)	1.8%			(30.6%)	(5.1%)
Cooling Degree Days	20.3%	41.0%			8.6%	20.7%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2021

	Three Months Ended December 31,				Years Ended December 31,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,987	1,927	3.1%		9,080	8,838	2.7%
General Service	2,157	2,143	0.7%		8,998	8,736	3.0%
Industrial	1,357	1,364	(0.5%)		5,554	5,342	4.0%
Other Energy Sales	25	26	(3.8%)		104	105	(1.0%)
Unbilled Sales	(13)	137	(109.5%)		(161)	83	(294.0%)
Total Retail Sales	5,513	5,597	(1.5%)	(1.2%)	23,575	23,104	2.0%	1.1%
Wholesale and Other	30	124	(75.8%)		554	380	45.8%
Total Electric Sales – Duke Energy Ohio	5,543	5,721	(3.1%)		24,129	23,484	2.7%

Average Number of Customers
Residential	788,866	783,494	0.7%		786,532	782,324	0.5%
General Service	90,210	89,403	0.9%		89,899	89,122	0.9%
Industrial	2,470	2,474	(0.2%)		2,475	2,485	(0.4%)
Other Energy Sales	3,689	3,445	7.1%		3,527	3,441	2.5%
Total Retail Customers	885,235	878,816	0.7%		882,433	877,372	0.6%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	885,236	878,817	0.7%		882,434	877,373	0.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	13	436	(97.0%)		2,543	2,269	12.1%
Natural Gas and Oil	8	15	(46.7%)		58	55	5.5%
Total Generation(d)	21	451	(95.3%)		2,601	2,324	11.9%
Purchased Power and Net Interchange(e)	5,880	5,686	3.4%		23,797	23,379	1.8%
Total Sources of Energy	5,901	6,137	(3.8%)		26,398	25,703	2.7%
Less: Line Loss and Other	358	416	(13.9%)		2,269	2,219	2.3%
Total GWh Sources	5,543	5,721	(3.1%)		24,129	23,484	2.7%

Owned MW Capacity(c)
Summer					1,076	1,076
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,474	1,671	(11.8%)		4,516	4,497	0.4%
Cooling Degree Days	61	21	190.5%		1,276	1,198	6.5%

Variance from Normal
Heating Degree Days	(19.0%)	(9.0%)			(7.3%)	(8.5%)
Cooling Degree Days	170.8%	(4.0%)			13.6%	7.9%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2021

	Three Months Ended December 31,				Years Ended December 31,
	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2021	2020	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,045	1,987	2.9%		9,291	9,020	3.0%
General Service	1,914	1,853	3.3%		7,979	7,650	4.3%
Industrial	2,399	2,512	(4.5%)		9,839	9,561	2.9%
Other Energy Sales	13	13	—%		50	51	(2.0%)
Unbilled Sales	(3)	185	(101.6%)		(220)	41	(636.6%)
Total Retail Sales	6,368	6,550	(2.8%)	(2.3%)	26,939	26,323	2.3%	1.8%
Wholesale and Other	1,140	1,136	0.4%		4,449	4,205	5.8%
Total Electric Sales – Duke Energy Indiana	7,508	7,686	(2.3%)		31,388	30,528	2.8%

Average Number of Customers
Residential	757,858	748,094	1.3%		753,349	745,027	1.1%
General Service	103,354	102,586	0.7%		103,068	102,458	0.6%
Industrial	2,690	2,694	(0.1%)		2,688	2,697	(0.3%)
Other Energy Sales	1,880	1,842	2.1%		1,867	1,822	2.5%
Total Retail Customers	865,782	855,216	1.2%		860,972	852,004	1.1%
Wholesale and Other	3	4	(25.0%)		3	4	(25.0%)
Total Average Number of Customers – Duke Energy Indiana	865,785	855,220	1.2%		860,975	852,008	1.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,673	6,069	(56.0%)		16,835	18,828	(10.6%)
Hydro	88	68	29.4%		320	205	56.1%
Natural Gas and Oil	948	562	68.7%		3,157	3,008	5.0%
Renewable Energy	4	4	—%		22	27	(18.5%)
Total Generation(d)	3,713	6,703	(44.6%)		20,334	22,068	(7.9%)
Purchased Power and Net Interchange(e)	4,215	2,297	83.5%		13,668	10,997	24.3%
Total Sources of Energy	7,928	9,000	(11.9%)		34,002	33,065	2.8%
Less: Line Loss and Other	420	1,314	(68.0%)		2,614	2,537	3.0%
Total GWh Sources	7,508	7,686	(2.3%)		31,388	30,528	2.8%

Owned MW Capacity(c)
Summer					6,345	6,632
Winter					6,781	7,062

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,639	1,822	(10.0%)		4,930	4,964	(0.7%)
Cooling Degree Days	46	19	142.1%		1,242	1,151	7.9%

Variance from Normal
Heating Degree Days	(16.0%)	(7.6%)			(6.1%)	(6.0%)
Cooling Degree Days	131.3%	9.1%			11.3%	5.0%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
Year Ended December 2021

	Three Months Ended December 31,			Years Ended December 31,
	2021	2020	% Inc. (Dec.)	2021	2020	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	152,549,106	129,209,733	18.1%	542,759,891	490,071,039	10.8%
Duke Energy Midwest LDC throughput (Mcf)	23,566,797	25,589,579	(7.9%)	85,787,624	84,160,162	1.9%

Average Number of Customers – Piedmont Natural Gas
Residential	1,021,965	1,010,287	1.2%	1,023,675	1,003,214	2.0%
Commercial	104,788	104,864	(0.1%)	105,430	104,983	0.4%
Industrial	954	968	(1.4%)	960	969	(0.9%)
Power Generation	19	19	—%	19	19	—%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,127,726	1,116,138	1.0%	1,130,084	1,109,185	1.9%

Average Number of Customers – Duke Energy Midwest
Residential	501,882	497,602	0.9%	500,123	495,688	0.9%
General Service	43,688	43,169	1.2%	43,484	43,320	0.4%
Industrial	1,567	1,567	—%	1,565	1,571	(0.4%)
Other	126	130	(3.1%)	129	131	(1.5%)
Total Average Number of Gas Customers – Duke Energy Midwest	547,263	542,468	0.9%	545,301	540,710	0.8%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
Year Ended December 2021

	Three Months Ended December 31,			Years Ended December 31,
	2021	2020	% Inc. (Dec.)	2021	2020	% Inc. (Dec.)
Renewable Plant Production, GWh	2,759	2,544	8.5%	10,701	10,204	4.9%
Net Proportional MW Capacity in Operation(a)	n/a	n/a		4,729	3,937	20.1%
(a)    Includes 100% tax equity project capacity.